EXHIBIT 5.1


                                                                    May 22, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
Re: Polaris Industries Inc.

Ladies and Gentlemen:


    We have acted as counsel to Polaris Industries Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed sale of up to 1,100,000 shares (the "Sale Shares") of the Company's Common Stock, par value $.01 (the "Common Stock") by certain shareholders of the Company. The Common Stock is described in the prospectus included in the Registration Statement to which this opinion is an exhibit.


    We have examined an executed copy of the Registration Statement (including the exhibits thereto), the Articles of Incorporation of the Company filed with the Secretary of State of the State of Minnesota and such corporate records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

    Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

        The Sale Shares have been duly authorized and are validly issued, fully paid and nonassessable.

    The opinions set forth herein relate solely to the laws of the State of Minnesota and the federal laws of the United States.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                          Very truly yours,
                                          KAPLAN, STRANGIS AND KAPLAN, P.A.
                                          By  /s/ JAMES C. MELVILLE
                                             ...................................
                                                     James C. Melville